Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Allen Goodman, certify that (i) the Annual Report of Rogers International Raw Materials Fund, L.P. (the “Partnership”) on Form 10-K for the period ending December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/Allen Goodman
Allen Goodman
Managing Member (Chief Financial and Principal Accounting Officer)
Beeland Management Company, L.L.C.
General Partner, Rogers International Raw Materials Fund, L.P.

March 29, 2013